UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2024

U.S. Neurosurgical Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-26575	52-1842411
(State of other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2400 Research Blvd, Suite 325
Rockville, Maryland	20850
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:
(301) 208-8998

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On January 16, 2024, U.S. NeuroSurgical Holdings, Inc. (“USNU” or the “Company”), held an initial closing (the “Initial Closing”) of a private placement of shares of the Company’s common stock for gross proceeds of not less than $1,000,000 and up to $2,000,000 at a price per share of $0.50 per share (“Private Placement”). With the Initial Closing, the Company raised proceeds of $1,000,000 and expects a second closing to occur upon receipt of an additional subscriptions acceptable to the Company in the amount of up to $1,000,000.

For this sale of securities in connection with Private Placement, no general solicitation was used, no commissions were paid, all participants in the private placement were accredited investors, and the Company relied on the exemption from registration available under Section 4(a)(2) and/or Rule 506(b) of Regulation D promulgated under the Securities Act with respect to transactions by an issuer not involving any public offering. The Company will file a Form D within 15 days of the first date of sale. The Company anticipates that the Private Placement will be completed within a month from date of commencement.

The Company presently intends to use substantially all the net proceeds from the Private Placement to develop the business of Elite Health Plans, Inc. (“Elite Health”), a wholly-owned subsidiary of the Company, and administrative activities to support such activities. Elite Health is a company with a limited operating history.  It was formed in 2017 with the purpose of establishing a managed care organization that will operate as a Medicare Advantage plan for seniors.  It is expected that Elite Health will operate in Neveda and then California, with the objective of addressing the growing number of Medicare eligible seniors in those markets.

This current report on Form 8-K is issued in accordance with Rule 135c under the Securities Act, and is neither an offer to sell any securities, nor a solicitation of an offer to buy, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description of Exhibit

2.1	Form of Subscription Agreement dated January 16, 2024 between U.S. NeuroSurgical Holdings, Inc. and certain Subscribers

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 16, 2024

U.S. NeuroSurgical Holdings, Inc.

	By:	/s/ Alan Gold
	Name:	Alan Gold
	Title:	President